UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 10, 2022

THE MARCUS CORPORATION

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into Material Definitive Agreement.
On May 10, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of The Marcus Corporation (the “Company”) approved and adopted an amended and restated non-employee director compensation plan effective May 10, 2022 (the “Plan”). A copy of the Plan is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The principal differences in the Plan compared to the Company’s prior non-employee director compensation plan are (i) a change in the annual meeting stock grant retainer from 753 shares to a retainer valued at $25,000, with the number of common shares being determined by dividing $25,000 by the volume-weighted average price for the 20 trading days preceding the date of the grant; (ii) a change in the annual fiscal year end restricted stock grant from 1,250 shares to a year-end restricted stock grant valued at $45,000, with the number of common shares being determined by dividing $45,000 by the volume-weighted average price for the 20 trading days preceding the date of the grant; and (iii) a change in the annual fiscal year end non-qualified stock option grant from 750 shares to a year-end non-qualified stock option grant valued at $10,000, with the number of options being determined by dividing $10,000 by the calculated Black Scholes value of the option as of the grant date. The summary of the Plan set forth below is qualified in its entirety by reference to the Plan filed as an exhibit hereto.

Under the Plan, each non-employee director is eligible to receive (i) an annual cash retainer of $25,000; (ii) a yearly annual meeting stock grant retainer of common shares valued at $25,000, with the number of common shares being determined by dividing $25,000 by the volume-weighted average price for the 20 trading days preceding the date of the grant; (iii) an annual fiscal year end restricted stock grant of common shares valued at $45,000, subject to vesting as described below, with the number of restricted common shares being determined by dividing $45,000 by the volume-weighted average price for the 20 trading days preceding the date of the grant; (iv) a board meeting fee of $5,500; (v) an initial non-qualified stock option grant of 1,000 common shares upon first joining the Board and annual fiscal year end non-qualified stock option of common shares valued at $10,000, with the number of options being determined by dividing $10,000 by the calculated Black Scholes value of the option as of the grant date, subject to vesting as described below; (vi) a committee meeting fee of $1,750 ($2,000 for the chairperson) for each Compensation Committee and Corporate Governance and Nominating Committee meeting attended; (vii) a committee meeting fee of $2,000 ($2,500 for the committee chairperson) for each Audit Committee meeting attended; and (viii) reimbursement of out-of-pocket expenses. All stock options granted to non-employee directors will have a term of ten years, an exercise price equal to the grant date fair market value (as determined by the closing sale price of the Company’s common shares) and will be fully vested and exercisable immediately upon grant. The restricted stock grants will vest at the earlier of (a) 100% upon the director’s normal retirement from the Board, disability or upon death or (b) 50% upon the second anniversary of the grant date if the individual is then still serving as a director and the remaining 50% upon the fourth anniversary of the grant date if the individual is then still serving as a director.
Item 5.07Submission of Matters to a Vote of the Security Holders.
The Company held its 2022 Annual Meeting of Shareholders on May 10, 2022 (the “Annual Meeting”). Set forth below is information regarding the results of the matters voted on by the Company’s shareholders at the Annual Meeting.

(i) Elect ten directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen H. Marcus	83,220,357	1,085,525	5,271,765
Diane Marcus Gershowitz	83,268,743	1,037,139	5,271,765
Allan H. Selig	82,580,512	1,725,370	5,271,765
Timothy E. Hoeksema	82,020,142	2,284,970	5,271,765
Bruce J. Olson	83,250,142	1,055,740	5,271,765
Philip L. Milstein	78,716,756	5,589,126	5,271,765
Gregory S. Marcus	84,056,110	249,772	5,271,765
Brian J. Stark	84,041,279	264,603	5,271,765
Katherine M. Gehl	82,758,604	1,547,278	5,271,765
David M. Baum	82,573,405	1,732,477	5,271,765

(ii) Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,307,161	4,350,412	648,309	5,271,765

(iii) Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022:

Votes For	Votes Against	Abstentions
89,503,796	59,693	14,158
Item 9.01.Financial Statements and Exhibits.
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibit is being furnished herewith:

Exhibit Number

10.1	The Amended and Restated Marcus Corporation Non-Employee Director Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 16, 2022	By:	/s/ Chad M. Paris
Chad M. Paris
Chief Financial Officer and Treasurer